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EXHIBIT 10.24



                                                  as of November 6, 1998


Selective Insurance Company of America
Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890-1000


     Re: Letter Loan Agreement dated June 30, 1997 as heretofore modified and extended (the "Loan Agreement")


Gentlemen:


     This is to confirm our approval of your request for a modification of the Loan Agreement so that either the Company or the Parent can borrow the full amount of the Revolving Loan provided for in the Loan Agreement. Accordingly we have agreed to modify paragraph 2 of the Loan Agreement to read as follows:

     2. Notice and Manner of Borrowings. Subject to the terms and conditions hereof, and upon request by either Borrower, the Bank agrees to make revolving loans to such Borrower provided for herein (each, a "Revolving Loan") not to exceed $25,000,000 in aggregate of all outstanding Revolving Loans to both Borrowers at any time.

     We have also agreed to modify the Loan Agreement to add a subparagraph 9(h) as follows:

     (h) To the best of Borrowers information and belief Borrower understands the advent of the year 2000 shall not materially adversely disrupt the Borrower's processing operations or the performance of its information technology. Without limiting the generality of the foregoing
(i) the computer based hardware and software owned, leased and licensed by Borrower ("Borrower's computer based systems") are being designed to or modified to or are designed to, or have been modified to be, used prior to, during, and after calendar year 2000 A.D. and Borrower expects such Borrower's computer based systems will operate during each such time period without error relating to date data, specifically including any error relating to, the conduct of, date data which represents or references different centuries or more than one century, and (ii) Borrower's computer based systems will not abnormally end or provide invalid or incorrect results as a result of date data, and (iii) Borrower expects Borrower's computer based systems are being designed or modified or have been designed or modified to ensure year 2000 A.D. compatibility, including date data, century recognition, leap year,calculations which accommodate same century and multi-century formula and date values, and date data interface values that reflect the century.

     Our approval shall not constitute a waiver of any Events of Default, if any so exist, or any future violation of any provisions of the Loan Agreement or any other Loan Documents.

     Capitalized terms not defined herein but defined in the Loan Agreement shall have the same meaning ascribed to such terms in the Loan Agreement. Your execution shall also act as your representation that the execution of this letter agreement has been authorized by all required corporate action, that this letter agreement constitutes the valid and binding obligation of the Borrower, is enforceable in accordance with its terms, that no Event of Default exists and that no material adverse change of the Borrower has occurred.


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     Except as herein set forth, the Loan Agreement and all other Loan
Documents shall remain in full force and effect. Our agreement as aforesaid is subject to your written agreement with the terms hereof by signing and returning a copy hereof where so indicated below, along with the enclosed Replacement Note, where so indicated below.


                                           SUMMIT BANK


                                           By:/s/ Richard P. Neale
                                              -----------------------------
                                              Name:  Richard P. Neale
                                              Title: Vice President and
                                                     Manager


Agreed to:


SELECTIVE INSURANCE COMPANY                SELECTIVE INSURANCE COMPANY
OF AMERICA                                 OF AMERICA



By:/s/ David B. Merclean                  By:/s/ Robert P. Rank
   -----------------------------             ------------------------------
   Name:   David B. Merclean                  Name:   Robert P. Rank
   Title:  Senior Vice President              Title:  Senior Vice President
           and Chief Financial                        and Chief Investment
           Officer                                    Officer


SELECTIVE INSURANCE GROUP, INC.            SELECTIVE INSURANCE GROUP, INC.



By:/s/ David B. Merclean                  By:/s/ Robert P. Rank
   -----------------------------             ------------------------------
   Name:   David B. Merclean                  Name:   Robert P. Rank
   Title:  Senior Vice President              Title:  Senior Vice President
           and Chief Financial                        and Chief Investment
           Officer                                    Officer



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                         REPLACEMENT
                    REVOLVING CREDIT MASTER
                       PROMISSORY NOTE

$25,000,000.00                                    CRANFORD, NEW JERSEY
                                                  NOVEMBER 6, 1998


     FOR VALUE RECEIVED, the undersigned SELECTIVE INSURANCE GROUP, INC. (the "Borrower") promises to pay to the order of SUMMIT BANK (herein called "Bank") at 750 Walnut Street, Cranford, NJ 07016, such sum up to Twenty Five Million and 00/100 Dollars ($25,000,000.00), together with interest as hereinafter provided, as may be outstanding on loans by Bank to Borrower under a letter agreement referred to below. The principal amount owing hereunder shall be paid to the Bank on May 31, 1999 (the "Maturity Date") or as may otherwise be provided for in the letter agreement.

     Interest on portions of the daily unpaid principal amount from time to time outstanding hereunder shall be payable monthly on the first day of each month during the term hereof and on the Maturity Date, at a fluctuating interest rate per annum of the Adjusted Libor Rate plus twenty-eight (28) basis points if, in accordance with the terms of the Loan Agreement, interest on such portion is calculated based on the Adjusted Libor Rate.

     This Note is issued in accordance with that certain letter agreement dated June 30, 1997 between Borrower, Selective Insurance Company of America and Bank (said letter agreement as amended or modified from time to time the "Letter Agreement"). Any capitalized term used herein without definition shall have the definition contained in the Loan Agreement. All the terms and conditions of the Letter Agreement are incorporated herein as though fully set forth and the Borrower acknowledges the reading and execution of said Letter Agreement.

     In addition to all remedies provided by law upon default on payment of this Note or any installment hereof, or upon an Event of Default under the terms of the Letter Agreement or of any obligation heretofore or hereafter incurred by the Borrower to Bank, Bank may, at its option:

     (1) Declare this note and all other loans and Obligations owing Bank from the Borrower to be forthwith due and payable;

     (2) Collect interest on the principal balance owing hereon at a rate of two (2%) in excess of the rate provided for above, and if this Note is referred to an attorney for collection, collect reasonable attorneys' fees;

     (3) Set off the amount owing hereunder against any money owed by Bank in any capacity to the Borrower, whether due or not, and Bank shall be deemed to have exercised such right of set off, and to have made a charge against any such money immediately upon the occurence of any default, even though the actual book entries may be made at some time subsequent thereto; and


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                                 -1-


     (4) Exercise any and all remedies provided for in the Letter Agreement or otherwise available by applicable law.

     Bank shall not, by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver by Bank of its rights or remedies hereunder shall be valid against Bank unless in writing, signed by a duly authorized officer of Bank, and then only to the extent therein set forth. The waiver by Bank of any right or remedy hereunder upon any occasion shall not be construed as a bar to any right or remedy which it would otherwise have had on any future occasion.

     If any payment required hereunder is not paid within 15 days of the date due, the Borrower shall pay to Bank a late fee of 5% of the past due amount.

     The Borrower shall have the right to make prepayment of this Note, in whole or in part, without premium or penalty. The Borrower hereby waives presentment for payment, protest and notice of protest for nonpayment of this Note.

     This note replaces that certain Revolving Credit Master Promissory Note of Borrower to Bank in the principal sum of $20,000,000.00 dated June 30, 1997 and is not intended to be a novation of said note or the loans evidenced thereby.

     BORROWER WAIVES TRIAL BY JURY IN ANY ACTION UNDER OR RELATING TO THIS NOTE AND THE LOANS EVIDENCED HEREBY.



                                           SELECTIVE INSURANCE GROUP, INC.



                                           By:/s/ David B. Merclean
                                              -----------------------------
                                              Name:  David B. Merclean
                                              Title: Senior Vice President
                                                     and Chief Financial
                                                     Officer



                                           SELECTIVE INSURANCE GROUP, INC.



                                           By:/s/ Robert P. Rank
                                              -----------------------------
                                              Name:  Robert P. Rank
                                              Title: Senior Vice President
                                                     and Chief Investment
                                                     Officer


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                                 -2-